Corrected Transcript

05-Nov-2019

Sterling Construction Co., Inc. (STRL)

Q3 2019 Earnings Call

Copyright © 2001-2019 FactSet CallStreet, LLC

CORPORATE PARTICIPANTS

Joseph A. Cutillo
Chief Executive Officer & Director, Sterling Construction Co., Inc.

Ronald A. Ballschmiede
Executive Vice President, Chief Financial Officer, Chief Accounting Officer & Treasurer, Sterling Construction Co., Inc.

OTHER PARTICIPANTS

Sean D. Eastman
Analyst, KeyBanc Capital Markets, Inc.

Brent Thielman
Analyst, D. A. Davidson & Co.

Noelle Christine Dilts
Analyst, Stifel, Nicolaus & Co., Inc.

Gerard Splane Edward Heffernan
Analyst, Walthausen & Co. LLC

MANAGEMENT DISCUSSION SECTION

Operator: Greetings and welcome to Sterling Construction Company's Third Quarter 2019 Earnings Conference Call and Webcast.

At this time, all participants are in a listen-only mode. A question/answer session will follow the formal presentation. As a reminder, this conference is being recorded.

Before turning the call over to Joe Cutillo, Sterling Construction's Chief Executive Officer, I will read the Safe Harbor statement. Some discussions today may include forward-looking statements. Actual results could differ materially from statements made today. Please refer to Sterling's most recent 10-K and 10-Q filings for a more complete description of risk factors that could affect these projections and assumptions. The company assumes no obligation to update forward-looking statements as a result of new information, future events or otherwise.

Now, I'd like to turn the call over to Joe Cutillo.

Joseph A. Cutillo
Chief Executive Officer & Director, Sterling Construction Co., Inc.

Thanks, Elmer.

Good morning, everyone, and thank you for joining our third quarter call. This morning, we are pleased to discuss another strong quarter of double-digit year-over-year adjusted net income improvements, as well as a transformational acquisition which we announced in the third quarter and closed the first week of the fourth quarter.

In the quarter, we continued to be disciplined and stayed the course of our strategy as we focus on bottom line growth while reducing our overall risk. This quarter is yet another example of our commitment to that strategy and

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the success it continues to deliver. For the quarter versus prior year, our revenues were relatively flat at $292 million, consistent with our second quarter call. Our gross margin executed dipped slightly due to project mix, yet our adjusted net income excluding onetime acquisition charges was up approximately 11%. Our revenue from our residential business grew 9%, and our gross margin in our combined backlog increased 20 basis points to hit an all-time recent high of 9.3%. Our core markets continue to be robust and our combined total backlog remain near all-time highs at just under $1.2 billion. Overall, the quarter finished right where we expected.

In the quarter, we announced the acquisition of Plateau. Plateau is a leading provider of large site development services and it's truly a transformational acquisition for us in many ways. First, we pick up an outstanding management team along with a next generation of leaders for Plateau and other parts of Sterling. It enables us to diversify our end markets and end customers by expanding into the Southeast and bringing on fast-growing blue chip customers like Google, Facebook, Home Depot and UPS. It helps us continue to reduce our overall project risk as the average size and duration of their projects are generally much smaller and much faster than our traditional heavy highway jobs.

Plateau once combined with Sterling will increase our blended gross margins to over 12%, double our EBITDA and create a business portfolio where less than 40% of our revenues will come from heavy highway. In addition to all of this, we believe there is an opportunity to expand Plateau's service offerings within its existing footprint, as well as the existing Sterling footprint.

Now, let's move on to the full year. Despite the significant weather headwinds we saw in the first two quarters and the delayed starts of several major projects, the combined results of the third quarter along with the inclusion of our recent Plateau acquisition in the fourth quarter has enabled us to increase our full year adjusted guidance as follows. Our revenue will be between $1,065 million and $1,085 million, and our adjusted net income will be between $29 million and $30 million, a truly outstanding finish to a year that started off very tough.

With that, I'd like to turn it over to Ron to give you more details on the quarter and the full year. Ron?

Ronald A. Ballschmiede

Executive Vice President, Chief Financial Officer, Chief Accounting Officer & Treasurer, Sterling Construction Co., Inc.

Thanks, Joe, and good morning.

I am pleased to discuss another solid quarter of operating results and provide an update on the Plateau acquisition and our prospective expectations. The company incurred Plateau acquisition-related costs of $1.9 million during the third quarter of 2019. Please see the reconciliation of non-GAAP supplemental adjusted financial data and related disclosures included in our November 4, 2019 third quarter earnings press release.

At September 30, 2019, our heavy civil construction segment backlog was $881 million compared to $851 million at December 31, 2018. Gross margin in backlog was 9.3% at September 30, 2019, up 80 basis points from the beginning of 2019 and up 50 basis points from the beginning of the third quarter. Combined backlog, which includes our backlog and unsigned low bid awards, totaled $1,154 million with an overall combined backlog gross margin of 9.3% as of September 30, 2019, an increase from 8.9% at the beginning of 2019. The September combined backlog gross margin was the highest in our recent history. Our heavy civil construction backlog book-to-burn factor was 91% for the third quarter of 2019 and 104% for the first nine months of 2019.

Just a reminder, our backlog figures are comprised entirely of heavy civil construction projects. Residential construction, which account for 14% of our third quarter revenue, does not report backlog reflecting the short-term performance cycle of residential concrete slabs.

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Consolidated revenue for the third quarter of 2019 was $292 million and was consistent with our expectations for – and our annual guidance and essentially flat with a comparable 2018 quarter. We expect fourth quarter 2019 base business revenues to be comparable to the 2018 fourth quarter revenues, reflecting the same project mix pattern as in third quarter. We expect heavy civil revenues to increase in 2020 due to the ramp-up of construction on new design-build joint venture projects.

From an operating segment standpoint, our heavy civil construction revenue declined by $2.8 million or 1.1% from the prior-year quarter. The decline was primarily attributable to $18 million of lower revenues from two large design-build construction joint venture projects which were substantially complete at the end of 2018. This decline was largely offset by higher revenues of fully controlled heavy highway projects and increased aviation work.

The residential construction third quarter 2019 revenues were $40 million, an increase of 8.8% over the third quarter of 2018. Approximately half of the revenue increase in residential construction reflects the continued expansion into the Houston market, with the other half of the growth attributable to the legacy Dallas-Fort Worth market. The number of residential slabs completed during 2019 third quarter increased by 19% over the comparable 2018 quarter. The increase in completed slabs was primarily attributable to the market shift to smaller homes which generates less revenue per slab.

Consolidated gross profit was $29.2 million in the third quarter of 2019 compared to $31.3 million in the prior-year quarter. Quarter-over-quarter gross margin declined 70 basis points to 10%. The decline reflects a lower-margin revenue mix, primarily driven by the completion of several large construction projects at the end of 2018. Additionally, the ramp-up of our expansion into the Houston market has generated lower margins than our well-established Dallas-Fort Worth operations as we build scale and efficiencies in Houston. Prospectively, as we grow and build scale, we expect the Houston margins to improve.

G&A expense for the third quarter of 2019 was $10.8 million compared to $11.5 million in the prior-year quarter. The decline in G&A was primarily due to lower pre-bid activities for design-build projects. As a percentage of revenues, G&A expense decreased 22 basis points to 3.7% in the third quarter of 2019.

Other operating expense for the 2019 third quarter was $4.4 million, a decrease of $1.1 million from the comparable 2018 quarter. The decrease was primarily the result of lower members' interest expense, driven by lower revenues and project margin mix. We believe that our full year 2019 other operating expense will be approximately $13 million.

We incurred Plateau acquisition-related costs of $1.9 million or $0.07 per share during the three months ended September 30, 2019. Our operating income for the third quarter of 2019 totaled $12.2 million compared to $14.4 million in the prior-year quarter. As a percentage of revenue, third quarter operating income was 4.1% and 4.9% for 2019 and 2018 respectively. 2000 (sic) [2019] (00:11:00) operating income excluding acquisition-related costs was $14 million or 4.8% of revenues.

Net interest expense for the third quarter of 2019 was $2.7 million, down from $2.8 million in the 2018 third quarter. The decline was due to lower year-over-year borrowings offset somewhat by higher interest rates. Income tax expense was $900,000 for the third quarter of 2019 compared to $1.4 million in the 2018 period. The decrease was primarily due to a lower non-cash tax provision in the third quarter of 2019.

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Finally, non-controlling owners' interest expense totaled $552,000 for the third quarter of 2019, down $700,000 from the comparable 2018 quarter. We expect our non-controlling owners' interest to total approximately $900,000 for the full year of 2019.

The net effect of all these items resulted in third quarter 2019 net income of $8 million or net income per diluted share of $0.30 compared to third quarter 2018 net income of $8.9 million or $0.33 per diluted share. Third quarter 2019 net income excluding acquisition-related costs was $9.9 million compared to net income in the 2018 quarter of $8.9 million. Similarly, third quarter [ph] 2019 (00:12:37) net income per diluted share excluding acquisition-related costs was $0.37 per share compared to 2018 quarter of $0.33 per share.

EBITDA for the four quarters ended September 30, 2019 totaled $52.4 million or $54.6 million excluding acquisition-related costs in the period. EBITDA was $52.3 million for the four quarters ended September 30, 2018.

Moving to our balance sheet, we ended the third quarter of 2019 with a cash balance of $76.5 million compared to $71.7 million at the end of the second quarter of 2019. The components of our third quarter 2019 cash balance include generally available cash of $51.8 million, consolidated 50% on subsidiary cash of $19.8 million and construction joint venture cash of $4.9 million.

Our net cash provided by operating activities for the nine months ended September 30, 2019 totaled $8.5 million compared to $26.2 million for the 2018 period. Subsequent to the end of the quarter, we resolved a heavy highway civil project dispute for which we expect to collect $15 million to $17 million in the fourth quarter. Our net CapEx totaled $6.6 million for the first three quarters of 2019 compared to $8 million for the comparable 2018 period. In the third quarter of 2019, we made additional term loan prepayments and other debt payments of $4.7 million, bringing our total debt repayments to $10.4 million for the first nine months of 2019.

Consistent with our historical seasonal trends, we expect our consolidated free cash flow – sorry, consolidated cash flow from operating activities to be approximately the same as our full year operating income.

Obviously, with the closing of Plateau on October 2, 2019, the new Sterling operations and our consolidated capital structure changes significantly. In order to enhance your understanding of the Plateau transaction, I would refer you to the Form 8-K/A, which Sterling filed on October 21, 2019. The Form 8-K/A includes detailed description of the transaction, funds flow, pro forma balance sheet and income statements and the required annual and interim Plateau historical statements.

Now, I'll turn the call back over to Joe.

Joseph A. Cutillo

Chief Executive Officer & Director, Sterling Construction Co., Inc.

Thanks, Ron.

We're coming out of the third quarter very optimistic about our full year of 2019 and are extremely excited about the outlook for 2020. Our backlog is near record-high with record-high margins. The Houston residential market growth is about to outpace Dallas and is aligning perfectly with our expansion efforts. And Plateau will bring us further growth opportunities with highly accretive margins in a rapidly growing geography. When you put it all together, 2020 will be a transformational year for Sterling and provide a platform for many more great years to follow. We will provide more detailed 2020 guidance during our full year earnings call in March.

And with that, I'd like to turn it back over to the moderator for any questions.

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QUESTION AND ANSWER SECTION

Operator: At this time, we will be conducting a question/answer session. [Operator Instructions] Our first question is from Sean Eastman, KeyBanc Capital Markets. Please proceed with your question.

Sean D. Eastman
Analyst, KeyBanc Capital Markets, Inc.
Q

Hi, gentlemen. Thanks for taking my questions. First one just starting on Plateau, I'm just curious to get an update on Plateau's outlook relative to when you guys entered the deal. Where are revenues and margins trending for Plateau in kind of 2019/2020 relative to those 2018 financials you guys disclosed?

Joseph A. Cutillo
Chief Executive Officer & Director, Sterling Construction Co., Inc.
A

Well, I think we feel very confident on a couple of things. Margin should remain very consistent as we go into 2020. I'd tell you, in the few weeks that we've owned them, they've brought on some nice bookings and we can see a really nice pipeline of projects going into 2020. So, feel very good about 2020. We've said all along we expected growth trajectory of that business to be around 5% on a go-forward basis. If they perform like they have historically over the last five years, that number is higher, but we feel comfortable with the 5% projection going into next year with what I'll call comparable margins to where they're at. So, we haven't seen any erosion of the margins or anything that would concern us with that, Sean.

Ronald A. Ballschmiede
Executive Vice President, Chief Financial Officer, Chief Accounting Officer & Treasurer, Sterling Construction Co., Inc.
A

I think the other element is I think some out there have missed the magnitude of what purchase accounting will require us to do. Obviously, we have to write all of the assets and liabilities at fair value which will create a pretty sizeable amortization, some of which is for property, plant and equipment, but the bulk of which is for intangibles. We are really just in the forefront of trying to quantify those with our appraiser – or with appraiser help. But we continue to believe that incremental amortization will be between $12 million and $15 million. So pretty substantial and, of course, that's factored into our quarterly and our future results from the date of acquisition.

In addition, I'll remind people that some of those intangibles turn quickly for instance related to backlog. They will turn as the backlog turns. And, of course, with a backlog that burns on average for Plateau with less than – in about six months, total average a little longer than but pretty close to that, that will have a negative non-cash impact on the early quarters of Plateau ownership. So, that's sort of the highlights of what we've seen so far.

Sean D. Eastman
Analyst, KeyBanc Capital Markets, Inc.
Q

Okay. That's helpful. And maybe just expanding on that a little bit, as we look at sort of acquisition integration costs, just sort of the incremental SG&A that we should be considering into next year as well, just to get a kind of an accurate pin-down on the GAAP accretion for next year.

Ronald A. Ballschmiede
Executive Vice President, Chief Financial Officer, Chief Accounting Officer & Treasurer, Sterling Construction Co., Inc.
A

Sure. So, let me start with the last. Folks usually start asking about all the synergies. There are essentially no synergies from an operational standpoint. It's quite the opposite a little bit. We, in our early announcements and

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work so far, continue to believe that we will have an incremental $5 million spend over time embedded in putting infrastructure inside the business for bringing up to public company requirements for [ph] SOX (00:20:26) and reporting, et cetera, et cetera. So that's our – $5 million is still our best estimate of what the incremental annual expense will be coming out of there.

Sean D. Eastman
Analyst, KeyBanc Capital Markets, Inc.

Q

Okay. Great. And then the other kind of area of focus around the deal has just been the leverage progression. Could you maybe just update us on the pro forma leverage at the deal close and what kind of progression we're targeting over the next 12 months in terms of leverage reduction?

Ronald A. Ballschmiede
Executive Vice President, Chief Financial Officer, Chief Accounting Officer & Treasurer, Sterling Construction Co., Inc.

A

Sure. So, at closing, the EBITDA multiple was just over 3 times from a secured debt standpoint. So, we borrowed the $400 million term loan and about $30 million under revolver, which is what is consistent [indiscernible] (00:21:13) out there.

The scheduled payments of all of our debt in 2020 are approximately $30 million spread out throughout the year and we expect to make more payments than just that. But I think the goal is over a two-year period to get that leverage down to around 2 times which is sort of the non-acquisition run rate that we target.

Sean D. Eastman
Analyst, KeyBanc Capital Markets, Inc.

Q

Okay. Very helpful. And then just shifting gears a little bit, I was just curious on the residential margin progression relative to some of the expansion plans. So, clearly, the Houston expansion is a drag in the near term and you guys are kind of growing into that footprint. I just wonder if there are any future expansion plans into other cities on the table and whether maybe we should kind of keep our margin assumptions subdued based on just continued sort of geographic expansion in that segment.

Joseph A. Cutillo
Chief Executive Officer & Director, Sterling Construction Co., Inc.

A

Yeah. Sean, I would say that we don't have the capacity to go beyond, I'll call it, a Houston expansion today. So, we'll continue to grow out of Houston as we go into 2020. I do think it's prudent to be not overexuberant on the margins. Right now, the Dallas margins have held very, very steady even though we've seen a shift to what's really interesting is the housing demand has stayed very high, but the shift has gone to, what I'll call, [ph] $250,000 (00:22:58) homes and below. And right now, we're seeing all the builders, and we've had communications with the builders and some of the board members, are trying to figure out how to convert land in developments that they had slated for, I'll call them, $400,000 houses and above into $200,000 houses and $250,000 houses and below.

The good news is the slabs got smaller, as you saw we're up 8%, 9% revenue, 18% slab count. Dallas was able to maintain its margins. Houston will be a little drag and the growth rates in Houston next year will be higher than the growth rates in Dallas. So, you will get a slight tick downward on the blended margin there.

Ronald A. Ballschmiede
Executive Vice President, Chief Financial Officer, Chief Accounting Officer & Treasurer, Sterling Construction Co., Inc.

A

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And I think just to help the – if Houston's margins in the third quarter were the same as Dallas, we're talking $400,000 incremental margin, these are not big numbers.

Joseph A. Cutillo
Chief Executive Officer & Director, Sterling Construction Co., Inc.

A

Yeah. I think that's a good perspective.

Ronald A. Ballschmiede
Executive Vice President, Chief Financial Officer, Chief Accounting Officer & Treasurer, Sterling Construction Co., Inc.

A

Yeah.

Sean D. Eastman
Analyst, KeyBanc Capital Markets, Inc.

Q

Okay.

Joseph A. Cutillo
Chief Executive Officer & Director, Sterling Construction Co., Inc.

A

And we have made some really nice improvements. The team has done a great job in Houston with some of the supply base and getting some of the costing much closer to where we are in Dallas. As you can imagine, when you're new in a market, even though the customers are the same, the supply base is new and they're starting from scratch with that whole thing to get enough critical mass and relationships built there.

Sean D. Eastman
Analyst, KeyBanc Capital Markets, Inc.

Q

Okay. Great. And then last one for me, just to wrap it up, you guys mentioned a mid-single-digit growth outlook in residential. Is that kind of how we should think about 2020? And just in light of some of these market shifts and expansion plans, how would you characterize the visibility around residential growth at this point as we look into 2020?

Joseph A. Cutillo
Chief Executive Officer & Director, Sterling Construction Co., Inc.

A

I think that's a good way to look at 2020. What we're trying to figure out is how fast they can convert this land or what they decide to do up in Dallas. We've seen the growth rates there, we haven't seen a decline, we've seen it plateau. So, last year, it was as many slabs as we could build, we could go do. It seems to be more constant and more steady in the Dallas market right now as they go through, I'll call it, this transition to figure out how to build more on the same dirt.

Ronald A. Ballschmiede
Executive Vice President, Chief Financial Officer, Chief Accounting Officer & Treasurer, Sterling Construction Co., Inc.

A

Housing starts, you can tell from the 18% increase in slabs poured in the quarter, that's both the incremental Houston and incremental Dallas are still pretty strong. There has just gotten to be a little bit lower price per slab at this point in time, whether when that turns, we're not sure, but I think that's why we kind of get you in the mid-single-digit kind of guidance.

Sean D. Eastman
Analyst, KeyBanc Capital Markets, Inc.

Q

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Yes. All really helpful. Thanks for the time, guys.

Joseph A. Cutillo
Chief Executive Officer & Director, Sterling Construction Co., Inc.

A

Sure.

Operator: Our next question is from Brent Thielman, D.A. Davidson. Please proceed with your question.

Brent Thielman
Analyst, D. A. Davidson & Co.

Q

Great. Thanks. Good morning.

Ronald A. Ballschmiede
Executive Vice President, Chief Financial Officer, Chief Accounting Officer & Treasurer, Sterling Construction Co., Inc.

A

Hey, Brent.

Brent Thielman
Analyst, D. A. Davidson & Co.

Q

Hey, Ron. I think you said $12 million to $15 million in incremental amortization related to the transaction and that would be somewhat front-loaded over the next six months, so presumably 4Q and 1Q. Can you flesh that out any more for us?

Ronald A. Ballschmiede
Executive Vice President, Chief Financial Officer, Chief Accounting Officer & Treasurer, Sterling Construction Co., Inc.

A

Not a whole lot. I think that $10 million to $12 million is a longer – that's our annual for some period of time. There are some smaller amounts of step-up, if you will, that will crack off faster. And it's too early for us to give you exact numbers on that, but that's one of the reasons that the accretion in the fourth quarter is what it is. The other factor, and I should have mentioned it earlier, is while Plateau doesn't have the seasonal severity by quarter that the heavy high-way, heavy civil business does, it does have some and same math kind of from a standpoint of [ph] Qs 4 (00:27:08) is probably the slowest followed by Q1 and then burn heavy in the Q3 and Q4. So, I think that's probably also similar but not quite as severe.

Joseph A. Cutillo
Chief Executive Officer & Director, Sterling Construction Co., Inc.

A

Yeah. Q2 and Q3 is the high burn.

Ronald A. Ballschmiede
Executive Vice President, Chief Financial Officer, Chief Accounting Officer & Treasurer, Sterling Construction Co., Inc.

A

Yeah.

Brent Thielman
Analyst, D. A. Davidson & Co.

Q

Okay. And then maybe on civil, is there any chance you'll be able to starting these large civil jobs in 4Q or is it too late in the construction season?

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Joseph A. Cutillo
Chief Executive Officer & Director, Sterling Construction Co., Inc.
A

Yeah. I'd say highly likely. Even if we do, Brent, it's not going to move the needle on revenue or anything. They're in the Rocky Mountain state. So, we're real close and some of the areas are already in snow season, Brent. So, we have basically said, let's plan on virtually nothing or nothing in the fourth quarter, and hopefully, they'll ramp up late first quarter and help us in the first half of next year.

Brent Thielman
Analyst, D. A. Davidson & Co.
Q

Okay. And what are the sort of near-term bookings prospects look like in that business? I mean, given the fact you may have a slower burn here in 4Q, do you think you'll be able to grow the backlog into year-end based on what you see out there?

Joseph A. Cutillo
Chief Executive Officer & Director, Sterling Construction Co., Inc.
A

Yeah, just – it's always hard because it's timing of bids and timing of projects and what you're with, right? I'll just say overall bid activity still is very strong. The Fed has actually increased the spend for next year higher than the 3%. They've added 8% across the country. So, we'll see the trickle-down effect of that in our markets. We have not seen or have really no concerns about on the heavy civil side, the amount of activity that's out there and the amount of projects that are out there. We'll continue to be selective, pick the right ones. We saw a great pick-up in wins and margins in those wins in the quarter. Our goal right now is to keep tweaking that up and if we can pick up 20, 30 basis points a quarter, we'd be tickled to death.

Brent Thielman
Analyst, D. A. Davidson & Co.
Q

Okay. That's all I have. Thank you.

Operator: Our next question is from Noelle Dilts, Stifel. Please proceed with your question.

Noelle Christine Dilts
Analyst, Stifel, Nicolaus & Co., Inc.
Q

Hi, guys. Good morning.

Ronald A. Ballschmiede
Executive Vice President, Chief Financial Officer, Chief Accounting Officer & Treasurer, Sterling Construction Co., Inc.
A

Hi, Noelle.

Joseph A. Cutillo
Chief Executive Officer & Director, Sterling Construction Co., Inc.
A

Hey, Noelle.

Noelle Christine Dilts
Analyst, Stifel, Nicolaus & Co., Inc.
Q

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I was hoping that you could comment a bit on what you're seeing in terms of labor availability, I guess, particularly on the residential side, any challenges that you're seeing in terms of finding and retaining labor. I'd be curious to hear how you're thinking about that.

Joseph A. Cutillo
Chief Executive Officer & Director, Sterling Construction Co., Inc.

A

Yeah. We're pretty solid in Dallas. We're kind of the, I'll call it, the premier property where people want to go work. So we have a better opportunity to pull in labor as needed up there. It has been our nemesis in the Houston market on the rate of expansion. Now, what is happening is we're finally getting to enough critical mass that we can keep crews busy consistently and we're starting to see better and better talent and picking up some good labor in the Houston market.

We're real close to landing a large development with one of the major builders here in Houston and that will give us enough critical mass going into 2020 to keep, I'll call it, a base set of crews busy all the time. And then, it's easier to augment, I'll call it, the ebbs and flows with a couple of crews. And we'll build that loyalty that we built in Dallas. So we're very close to that. I think our guys in Houston are feeling much better that they've got a couple of stable crews, when I say couple, less than a dozen stable crews that are consistent with – but the labor market is certainly a little tighter in the Houston market for us than Dallas.

Noelle Christine Dilts
Analyst, Stifel, Nicolaus & Co., Inc.

Q

Okay. Thanks. That's helpful. And then any thoughts on the potential highway bill and when we might have some clarity around how that's going to play out.

Joseph A. Cutillo
Chief Executive Officer & Director, Sterling Construction Co., Inc.

A

Yeah. So everything is in front of the Senate, it passed the first set of votes. It seems like the impeachment issues have slowed down some of those activities. We're really hoping by the end of October that that would have been back for the next round in front of the Senate. They're still trying to get something in front of them in November was the last that I heard. But it seems like it slowed it down about a month, but still out there and still active. So it hasn't gone away and then we're starting to hear on the campaign trail a little bit more and more of the need for the infrastructure spend. So...

Noelle Christine Dilts
Analyst, Stifel, Nicolaus & Co., Inc.

Q

Great. Thanks. And then last question, just on Plateau, a couple of areas I'd like to explore a little bit more. So, first, could you just remind us of the visibility that you have with Plateau's revenue streams, kind of how early you're brought into the process on some of these projects? And second, could you speak to any opportunities that you might see to expand Plateau geographically?

Joseph A. Cutillo
Chief Executive Officer & Director, Sterling Construction Co., Inc.

A

Sure. So, as you can imagine, I think a customer, whether that's Google or Facebook or Home Depot, Home Depot has got a five-year plan on these distribution centers that they put out and it is out there. They've got to plan to stop several years in advance. So they have, what I'll call, a life book, it's multi-years of what's coming from these key customers. And then as they get into the budgetary sessions, our portion, let's just step back and think of the timeline to build a distribution center. So our portion is relatively quick, six months to nine months

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when we're completely out of there. The length of time between you buy the property, start the project and finish it is probably closer to 18 to 24 months when you put it all together.

So, they've got to plan out multi-years in advance as part of their planning session where they want the expansion and growth. Our guys are getting visibility of that and are seeing that. And then, as they get to that, I'll call it, that 18 months to 2-year window, they've got very strong visibility of what's coming and are involved in the process generally at that point in time. And then it goes from there to execution.

So as we look at 2020, we've got fairly good visibility of what's going to come out and be executed from the core customers in 2020. The bigger variability that they have is with someone like a Google where they change – or an Amazon rather – where they change the design of the warehouses. So they're constantly refining their model which will throw off the projects to some degree. Generally, that helps us because they're still trying to hit their overall completion cycle, but the design phase takes longer in that. So, very good visibility on it from, I'll call it, two years in. As you get out, it gets greater at that point in time.

Noelle Christine Dilts
Analyst, Stifel, Nicolaus & Co., Inc.

Q

Okay. Great. Thanks. And any comments on potential geographic expansion?

Joseph A. Cutillo
Chief Executive Officer & Director, Sterling Construction Co., Inc.

A

Yeah. So we think that there is a couple of different opportunities. For those of who have spent a lot of time talking about Plateau, their growth strategy has been very simple in the past, stay with what I'll call the key customers that we have today and if we have margins that are high enough, we will expand with them.

We think that within their own [indiscernible] (00:35:12) there is a fair number of other opportunities that are in, I'll call it, low to mid-20% margin type projects that are highly accretive to us that they've historically not gone after. And we're going to evaluate what does it cost and do we have the capacity to go after those in their existing market.

In addition, in our current footprint, our Tealstone business has a commercial side to it which does foundation slabs for parking structures, small condos, office buildings, but what fits into that footprint as well are data centers. Dallas is one of the fastest growing data center markets in the US. We're figuring out how to leverage the relationships Plateau has with their data center customers and is there an opportunity to expand them into the Dallas market. They've done one job in Texas. They did very well on it. They liked the Texas market up in East Texas and Dallas fits that kind of footprint and soil conditions and soil types that they've done work in in the past.

Noelle Christine Dilts
Analyst, Stifel, Nicolaus & Co., Inc.

Q

Thanks very much.

Operator: [Operator Instructions] Our next question is from Gerry Heffernan, Walthausen. Please proceed with your question.

Gerard Splane Edward Heffernan
Analyst, Walthausen & Co. LLC

Q

Good morning, everybody, and thank you and congratulations on some of the strong performance here.

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Joseph A. Cutillo
Chief Executive Officer & Director, Sterling Construction Co., Inc.

A

Thanks, Gerry.

Gerard Splane Edward Heffernan
Analyst, Walthausen & Co. LLC

Q

I know we've talked about the resi business and the expansion into Houston here a little bit. Just for purposes of, I guess, my own personal clarity here, what is the ramp that you foresee for the Houston market to be working on margin par with the Dallas market?

Joseph A. Cutillo
Chief Executive Officer & Director, Sterling Construction Co., Inc.

A

Well, two things are happening in the Houston market. The Houston market is – as we said in the past, Dallas has been the number one market in the US, Houston has been number three. Everything we're seeing and everybody I've talked to, all the builders, are predicting that Houston is going to overtake Dallas and it could happen in 2020. The growth rates are ramping up very nicely. So we have a great opportunity to grow from, what I'll call, a market demand standpoint.

I think until we get up to over a dozen active crews working full time in the Houston market, before we get, what I'll call, the consistent productivity out of that and the throughput and the subcontractor relationships, but we've seen some nice movement in the margins in Houston. But at the end of the day, the question is the Houston build pads are a little bit different than the Dallas ones. We may always be a couple of points less in Houston. We may get on par, but it's not going to be half or anything like that. So I think it's a small amount not a significant amount, Gerry, that we'll get there.

Gerard Splane Edward Heffernan
Analyst, Walthausen & Co. LLC

Q

Okay. So maybe like, I don't know, what a 200 basis point difference in your markets?

Joseph A. Cutillo
Chief Executive Officer & Director, Sterling Construction Co., Inc.

A

Yeah, you could see something like that. And it's – yeah, I think that's probably fair.

Gerard Splane Edward Heffernan
Analyst, Walthausen & Co. LLC

Q

Okay. Good. In regards to the recovery of $15 million that Ron mentioned that was brought in in the fourth quarter, could you just give us a reminder, is there anything more you can tell us about that? And approximately what dollar amount is out there that's currently under arbitration?

Ronald A. Ballschmiede
Executive Vice President, Chief Financial Officer, Chief Accounting Officer & Treasurer, Sterling Construction Co., Inc.

A

Yeah. I think that's the vast majority of it. So we resolved the dispute and the argument was around basically design and we believe that we [ph] owed (00:39:40) money for design and we're still working on that project. So we resolved that right at what we thought we would do and the money is coming in and hopefully we can...

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Joseph A. Cutillo
Chief Executive Officer & Director, Sterling Construction Co., Inc.

A

It's nice. Gerry, this is actually a project that was then started back in 2014. Yeah, it is the last of anything before we put in the new bid processes. And knock on wood, I always hate to say this because it makes you nervous. But since we have redone the bid process and put the controls in place, we have not had any projects out there that have any major magnitudes of claims against them in the relative terms. And as we've said multiple times, we're still operating or executing at or slightly above par on those.

So this was a legacy project that had major design flaws in it. We've been working with the DoT and with the end customer for about a year-and-a-half on this one and finally came to resolution on it, which was a great outcome for us and for them, frankly. And we should see that cash come in in the fourth quarter and get that behind us. So...

Gerard Splane Edward Heffernan
Analyst, Walthausen & Co. LLC

Q

Well, that's certainly a nice event right after you announced a large acquisition. Some extra cash coming in doesn't hurt.

Joseph A. Cutillo
Chief Executive Officer & Director, Sterling Construction Co., Inc.

A

That's exactly what we said.

Ronald A. Ballschmiede
Executive Vice President, Chief Financial Officer, Chief Accounting Officer & Treasurer, Sterling Construction Co., Inc.

A

[ph] We like cash (00:41:06).

Gerard Splane Edward Heffernan
Analyst, Walthausen & Co. LLC

Q

And lastly, Joe, could you please expand on the commentary that you made in regards to Plateau, the management team there, your commentary of management team that is there to run the show for quite a time looking forward? And you also threw in a statement of perhaps management that there could be seen elsewhere throughout Sterling, I found that to be very interesting.

Joseph A. Cutillo
Chief Executive Officer & Director, Sterling Construction Co., Inc.

A

Yeah. They've got – hats off to Greg and Brad. Greg, the owner of Plateau and Brad has been the Chief Operating Officer. They have got some really, really talented people starting with Greg and Brad. Brad is young. Brad has got a lot of runway ahead of him. He is really an outstanding guy who is going to run the business as we go forward. But also underneath Brad, they've got four relatively young guys that just – the business has got predominantly – a large number of their people are degreed engineers and a lot of them have advanced degrees beyond engineering. So, they're rounded from a technical standpoint rather than from a business standpoint, and it's just done a fantastic job with them.

So, as we look at this acquisition and every other one, one of the biggest things we look at is what is the population of talent and is there future talent opportunities. And we've already talked in some of the initial meetings with kind of the key guys that don't limit yourself to Plateau, as we grow the business down the road,

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there is opportunities in rest of Sterling. They grow and help us in Plateau, we're happy with that. But they're of the talent level that as we go forward and continue to grow the rest the enterprise, it's another pool and another population of really good people we can move through the company.

Gerard Splane Edward Heffernan
Analyst, Walthausen & Co. LLC

Q

Well, that's great news. Sounds very exciting. Thank you very much.

Ronald A. Ballschmiede
Executive Vice President, Chief Financial Officer, Chief Accounting Officer & Treasurer, Sterling Construction Co., Inc.

A

Thank you.

Joseph A. Cutillo
Chief Executive Officer & Director, Sterling Construction Co., Inc.

A

Thanks, Gerry.

Operator: This concludes the question/answer session, and I will now turn the floor back over to Joe Cutillo for closing remarks.

Joseph A. Cutillo
Chief Executive Officer & Director, Sterling Construction Co., Inc.

Thanks again, everyone, for joining our call today. If you have any follow-up questions or wish to schedule a call, please refer to the contact information provided in the press release associated with our Investor Relations group at Sterling or our partners at The Equity Group. Appreciate everybody joining us today. Everybody have a great day and we'll talk soon. Thanks.

Operator: This concludes today's conference. You may disconnect your lines at this time. Thank you for your participation.

Copyright © 2001-2019 FactSet CallStreet, LLC

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